                                                                    EXHIBIT 3.80

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 03:01 PM 07/23/2003
                                                     FILED 02:17 PM 07/23/2003
                                                    SRV 030432044 - 3017979 FILE

              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                           CALPINE ONETA POWER II, LLC

      It is hereby certified that:

      1. The name of the limited liability company (hereinafter called the "limited liability company") is

                           CALPINE ONETA POWER II, LLC

      2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

      "The address of the registered office and the name and the address of the registered agent of the limited liability company required to he maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

Executed on July 23, 2003.

                                               /s/ Lisa M. Bodensteiner
                                               ---------------------------------
                                               Name: Lisa M. Bodensteiner
                                               Title: Authorized Person